Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On January 5, 2016, Starwood Waypoint Residential Trust (“SWAY”) completed a series of transactions that resulted in (1) SWAY internalizing its management (the “Internalization”) and (2) SWAY merging Colony American Homes, Inc. (“CAH”) with and into a wholly-owned subsidiary of SWAY (the “Merger”). Upon the closing of the Internalization and the Merger, the combined company was named “Colony Starwood Homes” (the “Combined Company”).

The Internalization

SWAY, Starwood Waypoint Residential Partnership, L.P., SWAY’s wholly-owned subsidiary (the “Operating Partnership”), SWAY Management LLC (the “Manager”) and Starwood Capital Group Global, L.P. (“Starwood Capital Group”) entered into a Contribution Agreement dated as of September 21, 2015, as amended (the “Contribution Agreement”), pursuant to which SWAY internalized its management through the acquisition of the Manager. Upon consummation of the Internalization, Starwood Capital Group contributed the outstanding equity interests of the Manager to the Operating Partnership in exchange for 6,400,000 common units of the Operating Partnership (“OP Units”). The OP Units are redeemable at the election of the holder upon the expiration of a specified lock-up period, and the Combined Company has the option, at the Combined Company’s sole discretion, to redeem any such OP Units for cash or exchange such OP Units for the Combined Company’s common shares, $0.01 par value per share (“Common Shares”), on a one-for-one basis.

As a result of the Internalization, the Combined Company owns all material assets and intellectual property rights of the Manager that were used in the conduct of SWAY’s business.

CAH Reorganization

As of December 31, 2015, CAH held a controlling interest in Colony American Finance (“CAF”), a specialty residential finance company that originates loans to small to midsize aggregators of single-family rental homes.  In connection with the Merger, CAF was spun out to CAH’s investors as part of the reorganization of CAH (the “CAH Reorganization”) and the Combined Company does not own an interest in CAF.

The Merger

SWAY, CAH and certain of their subsidiaries and certain investors in CAH entered into an Agreement and Plan of Merger dated as of September 21, 2015 (the “Merger Agreement”), pursuant to which CAH merged with and into SWAY Holdco, LLC, a wholly-owned subsidiary of SWAY formed for the purpose of effecting the Merger.

Under the Merger Agreement, all of the issued and outstanding shares of CAH common stock, $0.01 par value per share (other than shares held by CAH’s wholly-owned subsidiaries, which shares were canceled), were converted into an aggregate of 64,869,526 Common Shares (all such shares, the “Merger Consideration”). Upon the completion of the Internalization and the Merger, shareholders of SWAY and the former owner of the Manager owned approximately 41.0% of the Combined Company and former CAH shareholders owned approximately 59.0% of the Combined Company, in each case, on a fully-diluted basis.

Pro Forma Combined Financial Information

The following unaudited pro forma combined balance sheet as of December 31, 2015 and the unaudited pro forma combined statement of income for the year ended December 31, 2015 are based on the historical financial statements of SWAY and CAH after giving effect to the Internalization, the CAH Reorganization and the Merger.

The adjustments described in the accompanying notes to the unaudited pro forma combined financial statements have been made as if the Internalization, the CAH Reorganization and the Merger had occurred as of

December 31, 2015 for purposes of the unaudited pro forma combined balance sheet and as of January 1, 2015 for purposes of the unaudited pro forma combined income statement for the year ended December 31, 2015.

The Merger and the Internalization are being accounted for as a business combination using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations. Based upon consideration of the relative size of the companies prior to the Merger, the relative voting interests in the Combined Company and composition of senior management and the board of trustees of the Combined Company, although SWAY is the legal acquirer in the Merger, CAH has been designated as the accounting acquirer in the Merger. As a result, the unaudited pro forma combined balance sheet reflects certain pro forma adjustments to present SWAY’s assets and liabilities at their estimated fair values. In preparing the accompanying unaudited pro forma combined financial statements, management has generally allocated aggregate purchase consideration based upon (1) the amounts reported in the SWAY historical financial statements for any assets that are reported at fair value in accordance with SWAY’s historical accounting policies or (2) management’s estimates of fair value, which are preliminary as of December 31, 2015 and are subject to change.

The unaudited pro forma combined financial statements are based upon available information, estimates and certain assumptions that the Combined Company believes are reasonable in the circumstances, as set forth in the notes to the unaudited pro forma financial statements. The unaudited pro forma financial statements do not take into account any synergies or cost savings that may be realized as a result of the Internalization, the CAH Reorganization or the Merger.

The unaudited pro forma combined financial statements are presented for informational purposes only and are not necessarily indicative of the future financial position or results of operations of the Combined Company or the combined financial position or the results of operations that would have been realized had the Internalization, the CAH Reorganization and the Merger been consummated during the period or as of the dates for which the unaudited pro forma combined financial statements are presented.

Certain conforming reclassification adjustments have been made to the SWAY and CAH historical financial statement presentations. The pro forma financial information should be read in conjunction with SWAY’s historical consolidated financial statements and notes thereto included in the Combined Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and CAH’s historical consolidated financial statements and notes thereto included in the Combined Company’s Current Report on Form 8-K/A filed on March 22, 2016.

Unaudited Pro Forma Combined Balance Sheet

As of December 31, 2015

(in thousands, except share and per share data)

						Historical			Combined
	Historical	CAH		CAH Pro	Historical	SWAY	Pro Forma		Pro
	CAH	Reorganization		Forma	SWAY	Management	Adjustments		Forma
ASSETS
Investments in real estate:
Land and land improvements	$751,582	$—		$751,582	$407,848	$—	$363,584	(B)	$1,523,014
Buildings and building improvements	2,653,380	—		2,653,380	1,928,207	—	(245,358)	(B)	4,336,229
Furniture, fixtures and equipment	76,199	(13)	(A)	76,186	—	—	27,595	(B)	103,781
Total investments in real estate properties	3,481,161	(13)		3,481,148	2,336,055	—	145,821		5,963,024
Accumulated depreciation	(207,841)	3	(A)	(207,838)	(109,403)	—	109,403	(B)	(207,838)
Investments in real estate properties, net	3,273,320	(10)		3,273,310	2,226,652	—	255,224		5,755,186
Real estate assets held for sale, net	16,279	—		16,279	79,669	—	(2,837)	(B)	93,111
Cash and cash equivalents	162,090	(30,349)	(A)	131,741	87,485	11,771	(14,204)	(C)	216,793
Restricted cash	69,284	(3,315)	(A)	65,969	84,542	2,139	—		152,650
Investment in unconsolidated joint ventures	35,518	—		35,518	—	—	—		35,518
Resident and other receivables, net	6,371	—		6,371	17,670	58	—		24,099
Related party receivable	261	—		261	—	—	—		261
Loans receivable, net	646,479	(646,479)	(A)	—	—	—	—		—
Non-performing loans	—	—		—	64,620	—	30,106	(D)	94,726
Non-performing loans (fair value option)	—	—		—	380,613	—	—		380,613
Deferred financing costs, net	9,816	(2,597)	(A)	7,219	26,375	—	(26,375)	(E)	7,219
Asset-backed securitization certificates	33,689	—		33,689	26,553	—	—		60,242
Other assets, net	25,711	(9,211)	(A)	16,500	13,500	21,498	(8,545)	(F)	42,953
Goodwill	—	—		—	—	—	191,356	(G)	191,356
Total assets	$4,278,818	$(691,961)		$3,586,857	$3,007,679	$35,466	$424,725		$7,054,727
LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$27,605	$(2,622)	(A)	$24,983	$58,105	$14,137	$26,680	(H)	$123,905
Tenant prepaid rent and security deposits	31,813	—		31,813	23,151	—	—		54,964
Related party payable	514	(197)	(A)	317	—	—	—		317
Secured credit facility	477,284	—		477,284	741,207	—	—		1,218,491
Mortgage loans, net	1,690,918	—		1,690,918	—	—	—		1,690,918
Secured financing facility	167,348	(167,348)	(A)	—	—	—	—		—
Secured notes	215,634	(215,634)	(A)	—	—	—	—		—
Master repurchase agreement	—	—		—	274,441	—	—		274,441
Convertible senior notes, net	—	—		—	372,636	—	(35,914)	(I)	336,722
Asset-backed securitization, net	—	—		—	527,262	—	—		527,262
Other liabilities	16,303	(4,432)	(A)	11,871	—	7,323	(7,323)	(J)	11,871
Total liabilities	2,627,419	(390,233)		2,237,186	1,996,802	21,460	(16,557)		4,238,891
Commitments and contingencies
Equity
Preferred stock $.01 par value, 50,000,000 shares authorized; 125 shares issued and outstanding as of December 31, 2015	—	—		—	—	—	—		—
Common stock, par value $.01 per share; 500,000,000 shares authorized; 37,973,989 shares issued and outstanding as of December 31, 2015	—	—		—	380	—	649	(K)	1,029
Class A common stock $.01 par value, 26,075,000 shares authorized, issued and outstanding, actual; no shares outstanding, pro forma	261	1,231	(A)	1,492	—	—	(1,492)	(K)	—
Class B common stock $.01 par value, 423,925,000 shares authorized; 123,068,500 shares issued and outstanding, actual; no shares outstanding, pro forma	1,231	(1,231)	(A)	—	—	—	—		—
Additional paid-in capital	1,223,030	270,478	(A)	1,493,508	1,132,308	(27,862)	148,271	(K)	2,746,225
Accumulated deficit	(147,484)	4,305	(A)	(143,179)	(123,626)	41,868	81,758	(K)	(143,179)
Accumulated other comprehensive loss	(2,150)	—		(2,150)	(170)	—	—		(2,320)
Total stockholders’ equity	1,074,888	274,783		1,349,671	1,008,892	14,006	229,186		2,601,755
Noncontrolling interests	576,511	(576,511)	(A)	—	1,985	—	212,096	(K)	214,081
Total equity	1,651,399	(301,728)		1,349,671	1,010,877	14,006	441,282		2,815,836
Total liabilities and equity	$4,278,818	$(691,961)		$3,586,857	$3,007,679	$35,466	$424,725		$7,054,727

Unaudited Pro Forma Combined Statement of Operations

Year Ended December 31, 2015

(in thousands, except share and per share data)

						Historical			Combined
	Historical	CAH		CAH Pro	Historical	SWAY	Pro Forma		Pro
	CAH	Reorganization		Forma	SWAY	Management	Adjustments		Forma
REVENUES
Rental income, net	$283,635	$—		$283,635	$188,068	$—	$—		$471,703
Interest income	27,704	(27,704)	(A)	—	—	—	—		—
Realized gain on non-performing loans, net	—	—		—	44,070	—	—		44,070
Realized gain on loan conversions, net	—	—		—	33,032	—	—		33,032
Management fees	—	—		—	—	18,843	(18,843)	(L)	—
Cost recovery revenue	—	—		—	—	63,196	(52,010)	(L)	11,186
Other income	21,176	(1,075)	(A)	20,101	6,667	—	—		26,768
Total revenues	332,515	(28,779)		303,736	271,837	82,039	(70,853)		586,759
EXPENSES
Property operating and maintenance	62,349	—		62,349	45,493	—	—		107,842
Real estate taxes and insurance	53,894	—		53,894	40,599	—	2,015	(M)	96,508
Property management expenses	18,422	—		18,422	—	—	—		18,422
Loan operating expenses	4,878	(4,878)	(A)	—	—	—	—		—
Mortgage loan servicing costs	—	—		—	39,518	—	—		39,518
Non-performing loan management fees and expenses	—	—		—	11,442	—	—		11,442
Acquisition costs	239	(214)	(A)	25	1,120	—	—		1,145
Interest expense	78,709	(13,675)	(A)	65,034	76,800	—	22,372	(N)	164,206
Depreciation and amortization	108,310	(3)	(A)	108,307	80,080	853	(33,837)	(O)	155,403
Impairment of real estate	11,780	—		11,780	3,122	—	—		14,902
Finance related expenses and write-off of loan costs	—	—		—	4,547	—	—		4,547
General and administrative	41,899	(7,673)	(A)	34,226	16,436	64,086	(52,010)	(P)	62,738
Share-based compensation	—	—		—	7,229	—	—		7,229
Investment management fees	—	—		—	18,843	—	(18,843)	(P)	—
Transaction-related expenses	7,112	—		7,112	11,852	—	(18,964)	(Q)	—
Total expenses	387,592	(26,443)		361,149	357,081	64,939	(99,267)		683,902
Net gain on sale of real estate	1,133	—		1,133	4,151	—	—		5,284
Realized loss on sales of divestiture homes, net	—	—		—	(6,871)	—	—		(6,871)
Unrealized gain on non-performing loans, net	—	—		—	44,385	—	—		44,385
Equity in income from unconsolidated joint ventures	263	3	(A)	266	—	—	—		266
Other income (loss), net	(7,502)	3,895	(A)	(3,607)	(319)	4,411	(4,411)	(R)	(3,926)
(Loss) income before income taxes	(61,183)	1,562		(59,621)	(43,898)	21,511	24,003		(58,005)
Income tax expense	(832)	16	(A)	(816)	(159)	—	—		(975)
Net (loss) income	(62,015)	1,578		(60,437)	(44,057)	21,511	24,003		(58,980)
Net (income) loss attributable to noncontrolling interests	(23,152)	449	(A)	(22,703)	336	—	18,932	(S)	(3,435)
Net loss attributable to preferred stockholders	16	(16)	(A)	—	—	—	—		—
Net (loss) income attributable to common stockholders	$(38,879)	$1,145		$(37,734)	$(44,393)	$21,511	$5,071		$(55,545)
Net loss per common share:
Basic and diluted	$(0.26)				$(1.17)				$(0.54)	(T)
Weighted-average number of common shares outstanding:
Basic and diluted	149,143,500				37,949,784				103,499,096

Notes to Unaudited Pro Forma Combined Financial Statements

1. Basis of Presentation

The unaudited pro forma combined balance sheet as of December 31, 2015 and the unaudited pro forma combined statement of income for the year ended December 31, 2015 are based on the historical financial statements of SWAY and CAH after giving effect to the (1) Internalization, (2) CAH Reorganization and (3) Merger.

Since both SWAY and CAH have significant pre-combination activities, the Merger will be accounted for as a business combination in accordance with ASC Topic 805, Business Combinations. In applying the acquisition method specified by ASC 805, it is necessary to identify the accounting acquirer, which may be different from the legal acquirer. Factors considered in identifying an accounting acquirer include, but are not limited to, the relative size of the merging companies, the relative voting interests of the respective shareholders after consummation of the merger and the composition of senior management and the board after consummation of a merger. Based upon consideration of those factors, although SWAY is the legal acquirer in the Merger, CAH has been designated as the accounting acquirer, resulting in a reverse acquisition. Accordingly, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of SWAY will be recorded at their respective fair values at the date of Merger.

2. Allocation of Purchase Price and Calculation of Goodwill

The number of shares issued to CAH shareholders in the Merger was determined based upon the estimated fair value of each of SWAY’s and CAH’s net assets. Since CAH, as the legal acquiree, is not issuing any consideration in the transaction, the fair value of the consideration transferred is measured based on the number of equity interests CAH would have to issue to give the shareholders of SWAY the same percentage interest in the Combined Company that results from the reverse acquisition. For purposes of preparing the unaudited pro forma financial information, the estimated fair value of the consideration transferred and noncontrolling interest assumed is approximately $1.3 billion, which is based upon the estimated fair value of CAH’s equity interests, giving consideration to the estimated fair value of SWAY’s net assets and CAH’s net assets used to negotiate the Merger Consideration and SWAY’s public share price, as adjusted for an implied control premium. The estimated fair value of the consideration transferred is based upon the estimated fair value of the companies’ net assets, fluctuations in the observable market price of Common shares and other factors. A 5% increase in the estimated fair value of the consideration transferred would increase goodwill by approximately $74.6 million, while a 5% decrease in the estimated fair value of the consideration transferred would decrease goodwill by approximately $74.6 million.

In accordance with the guidelines for preparing pro forma financial statements, the total purchase price has been allocated in the accompanying unaudited pro forma combined financial statements based upon (1) the amounts reported in the SWAY historical financial statements for any assets that are reported at fair value in accordance with SWAY’s historical accounting policies, or (2) management’s estimates of fair value. Management’s estimates of fair value for SWAY’s investments in real estate properties are based upon a progressive method which incorporated three value sources: automated valuation model values, broker price opinions (“BPOs”) and internal desktop evaluations.

The fair value of SWAY’s investments in non-performing loans (“NPLs”) was determined using the net present values of the BPOs of the underlying homes discounted at the then current market discount rate. The net present values of the BPOs of the underlying homes were determined using estimates of the length of time to foreclose or convert the relevant homes, with such estimates made on a state-by-state basis pursuant to market data received from service providers and based on SWAY’s experience.

The fair value of SWAY’s debt was determined by comparison of contractual terms of SWAY’s existing debt obligations to the then current market rates on a risk-adjusted basis. The associated future debt cash flows were then discounted back to present value to arrive at an estimated fair value of SWAY’s debt.

The allocation to SWAY’s tangible and intangible assets and liabilities under this methodology have been made as if the transaction had occurred as of December 31, 2015, is as follows (amounts in thousands):

Consideration transferred	$1,280,184
Assets acquired:
Land and land improvements	771,432
Building and building improvements	1,682,849
Furniture, fixtures and equipment	27,595
Real estate assets held for sale, net	76,832
Cash and cash equivalents	85,052
Restricted cash	86,681
Resident and other receivables, net	17,728
Non-performing loans	94,726
Non-performing loans (fair value option)	380,613
Asset-backed securitization certificates	26,553
Other assets	26,453
Liabilities assumed:
Accounts payable and accrued expenses	(70,822)
Tenant prepaid rent and security deposits	(23,151)
Secured credit facility	(741,207)
Master repurchase agreement	(274,441)
Convertible senior notes, net	(336,722)
Asset-backed securitization, net	(527,262)
Noncontrolling interests	(214,081)
Net assets acquired	1,088,828
Goodwill	$191,356

Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets acquired and liabilities assumed. Management’s estimates of the fair value of assets acquired and liabilities assumed are preliminary and are subject to change.

3. Pro Forma Adjustments

The accompanying unaudited pro forma combined financial statements have been prepared as if the transaction had occurred as of December 31, 2015 for balance sheet purposes and as of January 1, 2015 for income statement purposes and reflect the following pro forma adjustments (amounts in thousands, except share and per share amounts):

A.

Adjustments to reflect the CAH Reorganization that occurred immediately prior to the Merger, including (1) the liquidation of CAH Operating Partnership, L.P (the “CAH Operating Partnership”) and exchange of 242,665,006 outstanding CAH Operating Partnership OP Units for CAH common stock; (2) the redemption of an aggregate of $250 in outstanding preferred stock of CAH in accordance with the liquidation preference of the preferred stock; (3) elimination of expenses and related party payables related to the transition services agreement with Colony Capital, LLC; and (4) the spin-out of CAF through a distribution of its equity interests to CAH common stockholders.

B.

Adjustments to reflect the allocation of the purchase price of SWAY’s land and land improvements, building and building improvements, and furniture, fixtures and equipment and to eliminate historical accumulated depreciation on these assets.

C.

Adjustment to reflect (1) the pro forma distribution of $11,771 in cash and cash equivalents held by the Manager to Starwood Capital Group prior to the Internalization, and (2) a $3,030 payment from the Combined Company to be made to Starwood Capital Group within 80 days of the completion of the Merger, which is equal to the adjusted net assets of the Manager, per the terms of the Contribution Agreement.

D.

Adjustment to record NPLs acquired prior to 2014 at estimated fair value. Beginning in 2014, SWAY elected the fair value option for purchases of pools of NPLs, with NPLs acquired prior to 2014 accounted for at historical cost. See Note 2 for a description of the methodology and assumptions used in valuing NPLs.

E.	Adjustment to eliminate SWAY’s unamortized deferred financing costs as this intangible asset is considered in the valuation of the debt assumed by the accounting acquirer in the Merger.
F.

Adjustment to eliminate (1) the Manager’s unvested restricted share units (“RSUs”) of the Combined Company balance of $7,125 and (2) the management fee that was payable by SWAY to the Manager of $1,420.

G.	Adjustment to record goodwill resulting from the Internalization and the Merger, as described in Note 2.
H.

Adjustment to (1) eliminate $1,420 of management fees that were payable by SWAY to the Manager, (2) accrue for $27,500 of estimated transaction costs to be incurred subsequent to December 31, 2015 as a result of the Merger and (3) accrue for transfer tax liabilities related to the deemed change in control of SWAY’s real estate assets in certain jurisdictions as a result of the Merger. Transfer taxes related to the Merger are estimated to be $600.

I.	Adjustment to reflect the fair value of SWAY’s convertible senior notes; see Note 2 for a description of the methodology and assumptions used in estimating the fair value of SWAY’s debt obligations.
J.

Adjustment to remove deferred revenue liability from the Manager related to RSUs that were unvested, as, per the Contribution Agreement, all SWAY RSUs held by the Manager vested immediately upon the closing of the Internalization and the Merger.

K.

Adjustments represent the elimination of historical equity for both SWAY and the Manager, exchange of CAH equity interests for 64,869,526 Common Shares and issuance of 6,400,000 OP Units to Starwood Capital Group in the Internalization.

L.	Adjustments to eliminate management fee revenue and reimbursement revenue earned by the Manager from SWAY.
M.

Adjustment to reflect incremental property tax expense primarily related to the change in tax basis of certain of SWAY’s real estate assets as a result of the Merger. SWAY estimates that incremental annual property taxes related to the change in basis will be approximately $2.0 million, and, as such, this amount was utilized for purposes of calculating the pro forma adjustments.

N.	Adjustment represents the amortization of the adjustment to the fair value of the convertible senior notes described in Note 3 (I), which is recorded as interest expense.
O.

Adjustment to reflect a pro forma increase in depreciation expenses related to the new basis of SWAY’s real estate assets, based upon the purchase price allocation summarized in Note 2 and described in Note 3(B). For purposes of pro forma depreciation, the following useful lives have been assigned to SWAY’s assets: 30 years for buildings and building improvements; 20 years for land and land improvements; and seven years for furniture, fixtures and equipment.

P.	Adjustments to eliminate costs incurred by the Manager that relate to reimbursement revenues (as described in Note 3(L) above) and management fee expense incurred by SWAY.
Q.	Adjustment to eliminate historical expenses directly related to the Merger, which are nonrecurring.
R.	Adjustment reflects the elimination of income, dividend income, and unrealized gain or loss recognized by the Manager as a result of its investment in SWAY.

S.

Adjustment reflects the portion of the pro forma income which is attributable to the 6,400,000 OP Units issued in the Internalization, which are considered noncontrolling interests. The total noncontrolling interest shown in the pro forma statements above was calculated based on the proportion of OP Units relative to the total post-close, fully-diluted share count (i.e., 6,400,000 divided by 109,899,096) multiplied by the Combined Company net loss.

T.	Represents the pro forma combined loss per share, giving pro forma effect to the Common Shares and OP Units issued in the Merger and the Internalization, calculated as follows:

Basic and diluted loss per Common Share(1):	SWAY(2)	CAH(3)	Pro Forma Combined(4)

Net loss attributable to common stockholders	$(44,393)	$(38,879)	$(55,545)
Weighted-average number of shares	37,949,784	149,143,500	103,499,096
Year ended December 31, 2015 - Basic and diluted	$(1.17)	$(0.26)	$(0.54)

(1)	As CAH and SWAY have both reported losses, the number of shares used in basic and diluted earnings per share calculations are the same.
(2)	Historical amounts before the Internalization and pro forma adjustments.
(3)	Historical amounts before the CAH Reorganization and pro forma adjustments.
(4)

Pro forma adjustments are described above. Per share amounts are calculated based on the post-Internalization and post-Merger fully diluted share-count of 103,499,096, which exclude OP Units as income/loss attributable to these OP Units is considered in noncontrolling interest as described in Note 3 (S) above.